UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2024

 (Exact name of the registrant as specified in its charter)

Delaware		001-36636	05-0412693
(State or Other Jurisdiction of Incorporation)		(Commission File No.)	(I.R.S. Employer Identification No.)

One Citizens Plaza
Providence,	RI		02903
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (203) 900-6715

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	CFG	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 6.350% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	CFG PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 5.000% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E	CFG PrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Upon receipt of the shareholder approval described in Item 5.07, Citizens Financial Group, Inc. (the “Company”) adopted the Amended and Restated 2014 Non-Employee Directors Compensation Plan and the Amended and Restated 2014 Omnibus Incentive Plan. For a description of the terms and conditions of these plans, see “Proposal 2—Approve the Amended & Restated 2014 Non-Employee Directors Compensation Plan” and “Proposal 4—Approve the Amended & Restated 2014 Omnibus Incentive Plan,” respectively, in the Proxy Statement, dated and filed March 11, 2024, for the Company’s 2024 Annual Meeting of Shareholders (“Annual Meeting”), which descriptions are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on April 25, 2024. At the Annual Meeting, the shareholders (i) elected all of the Company’s nominees for director for a one-year term expiring at the 2025 Annual Meeting of Shareholders or until their successors are duly elected and qualified, (ii) approved the Amended and Restated 2014 Non-Employee Directors Compensation Plan, (iii) approved the advisory vote on executive compensation, (iv) approved the Amended and Restated 2014 Omnibus Incentive Plan, (v) approved the Amended and Restated 2014 Employee Stock Purchase Plan, and (vi) ratified the appointment of Deloitte & Touche LLP as the Company’s registered independent public accounting firm for 2024.

The following sets forth the number of votes cast for and against each director nominee and each other matter voted upon at the Annual Meeting. In addition, the following sets forth the number of abstentions with respect to each director nominee and each other matter. There were 27,403,116 broker non-votes for each of proposals 1 through 5 and no broker non-votes for proposal 6.

1.Election of Directors:

	Shares For	Shares Against	Shares Abstain
Lee Alexander	393,853,664	2,157,599	312,705
Tracy A. Atkinson	393,531,349	2,492,399	300,220
Christine M. Cumming	394,745,313	1,286,996	291,659
Kevin Cummings	393,016,519	3,006,997	300,452
William P. Hankowsky	369,437,917	26,563,278	322,773
Edward J. Kelly III	370,136,410	25,865,876	321,682
Robert G. Leary	393,838,853	2,172,620	312,495
Terrance J. Lillis	384,916,442	11,085,987	321,539
Michele N. Siekerka	384,454,798	11,530,443	338,727
Christopher J. Swift	393,920,213	2,072,312	331,443
Bruce Van Saun	377,920,873	14,348,224	4,054,871
Wendy A. Watson	375,026,950	20,998,771	298,247
Marita Zuraitis	380,425,201	15,577,923	320,844

2.Approve the Amended and Restated 2014 Non-Employee Directors Compensation Plan:

For	383,048,864
Against	12,782,490
Abstain	492,614

3.Advisory Vote on Executive Compensation:

For	248,447,683
Against	147,116,010
Abstain	760,275

4.Approve the Amended and Restated 2014 Omnibus Incentive Plan:

For	382,855,933
Against	12,942,791
Abstain	525,244

5.Approve the Amended and Restated 2014 Employee Stock Purchase Plan:

For	392,787,825
Against	3,171,999
Abstain	364,144

6.Ratification of Deloitte & Touche LLP as Registered Independent Public Accounting Firm for 2024:

For	410,899,738
Against	12,468,275
Abstain	359,071

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Robin S. Elkowitz
Robin S. Elkowitz
Executive Vice President, Deputy General Counsel and Secretary
Date:  April 26, 2024